Exhibit 99

[LOGO] RPC
An Oil and Gas Services Company

FOR IMMEDIATE RELEASE

        RPC, Inc. to Present at the Morgan Keegan 2006 Equity Conference
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ATLANTA, August 25, 2006 -- RPC Incorporated (NYSE: RES) announced today that it will present at the Morgan Keegan 2006 Equity Conference on Thursday, September 7, 2006 at 10:25 A.M. Eastern Time. The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results. Management will also discuss RPC's recent announcement regarding its long-term growth plan. Remarks will be available in real time at http://www.rpc.net and a playback of the webcast will be available on the website after the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services. RPC's investor website can be found on the Internet at http://www.rpc.net.

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
Corporate Finance
404.321.2162
jlanders@rpc.net

Natasha Coleman
Investor Relations & Corporate Communications
404.321.2172
ncoleman@rpc.net